                                                                    EXHIBIT 4.13

              [FORM OF MEDIUM-TERM FLOATING RATE SUBORDINATED NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                   $ _________________

NUMBER FLR _______                                           CUSIP 06050 _______

                           BANK OF AMERICA CORPORATION
                    MEDIUM-TERM SUBORDINATED NOTE, SERIES __
                                 (Floating Rate)


ORIGINAL ISSUE DATE:                              BASE RATE:
STATED MATURITY DATE:                                    (check one)
FINAL MATURITY DATE:                                    ___ Federal Funds Rate
INITIAL INTEREST RATE:                                  ___ LIBOR ____________
INDEX MATURITY FOR INITIAL                              ___ Prime Rate
INTEREST RATE (IF DIFFERENT)                            ___ Treasury Rate
INDEX MATURITY:                                         ___ Other:______________
INDEX MATURITY FOR FINAL                                          ______________
INTEREST PAYMENT PERIOD                                           ______________
(IF DIFFERENT):
SPREAD:
SPREAD MULTIPLIER:
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:
INTEREST PAYMENT DATES:
INTEREST RESET DATES:                             [_] This Note is a Renewable
INTEREST RESET PERIOD:                                Note.
INITIAL REDEMPTION DATE:                              See Attached Rider.
INITIAL REDEMPTION PERCENTAGE:
ANNUAL REDEMPTION PERCENTAGE REDUCTION:           [_] This Note is an
OPTIONAL PAYMENT DATE(S):                             Extendible Note.
CALCULATION AGENT:                                    See Attached Rider.
ADDITIONAL TERMS:


     BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________________________________________
DOLLARS/1/ on the Stated Maturity Date/2/ specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, until the principal hereof is paid or duly made available for payment. The Corporation will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next Interest Payment Date, in which case commencing on the Interest Payment Date following the next Regular Record Date, and on the Stated Maturity Date or Final Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Optional Repayment Date specified above with respect to which any such option has been exercised, each such Stated Maturity Date, Final Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the Original Issue Date specified above until the principal amount is paid and will be computed as hereinafter described.

     Interest payable on this Note on any Interest Payment Date or on the Maturity Date will include interest accrued from and including the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified above if no interest has been paid or duly provided for) to but excluding such Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date falls on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate is LIBOR, if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date that is 15 calendar days prior to such Interest Payment Date, whether or not a Business Day (the "Regular Record Date"); provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the

______________________________
/1/ This form provides for Notes denominated in, and principal and interest payable in, U.S. dollars. The form., as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amount, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuances of Notes in such currency, additional provision regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.
/2/ This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Corporation, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any and requirements for notice.

person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture./3/ As used herein, "Business Day" means any day that is not a Saturday or a Sunday, and that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina, (2) not a day on which banking institutions in those cities or any other place of payment with respect to the Note are authorized or required by law or regulation to be closed, and
(3) (i) if the Base Rate is LIBOR, is a day on which dealings in deposits in United States dollars are transacted in the London interbank market; (ii) if the
Note is denominated in euro, a day on which the TransEuropean Real-Time Gross-Settlement Express Transfer, or "TARGET," System is in place; or (iii) if the Note is denominated in a specified currency other than United States dollars or euro, a day on which banking institutions generally are authorized or obligated by law, regulation or obligated by executive order to close in the Principal Financial Center of the country of the specified currency.

     "Principal Financial Center" means:

     (1) the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the "Principal Financial Center" is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively, or

     (2) the capital city of the country to which the LIBOR currency relates, except that with respect to is United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the "Principal Financial Center" is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

     The principal of (premium on, if any) and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

__________________________
/3/ This form does not contemplate the offer of Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the forms of Notes, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                              BANK OF AMERICA CORPORATION

                                              By:_______________________________
[SEAL]                                           Title: Senior Vice President
ATTEST:

_____________________________
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________


                                            THE BANK OF NEW YORK,
                                            as Trustee and Authenticating Agent

                                            By:________________________________
                                                     Authorized Signatory

                                [Reverse of Note]

                           BANK OF AMERICA CORPORATION
                         MEDIUM-TERM SUBORDINATED NOTE,
                                    SERIES __
                                 (Floating Rate)

         This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor to NationsBank Corporation) and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of August 28, 1998, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Subordinated Medium-Term Notes, Series __, initially limited in aggregate principal amount to $______________. The Trustee initially shall act as Security Registrar, Issuing and Paying Agent in connection with the Notes. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

         THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

         This Note is not subject to any sinking fund.

         [This Note may be subject to repayment at the option of the registered holder only if the Optional Repayment Date(s) are indicated on the face hereof. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes[, not more than 60 nor less than 30 days prior to an Optional Repayment Date]. Exercise of such repayment option by the holder hereof shall be irrevocable.]

         [This Note may be redeemed at the option of the Corporation on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). IF NO INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Corporation at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof. If this Note is redeemable at the option of the Corporation, the "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.]

         The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) LIBOR, (iii) the prime rate, (iv) the treasury rate or (v) such other rate as is described on the face hereof and on a rider to this Note.

         Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the "Base Rate") and Index Maturity, each as specified on the face hereof, (i) plus or minus the Spread, if any, specified on the face hereof and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect with respect hereto during an Interest Reset Period will be the rate determined on the Calculation Date (as hereinafter defined) by reference to the Interest Determination Date (as hereinafter defined). The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, as specified on the face hereof, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR and if such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The term "Final Interest Payment Period" means the period from the final Interest Reset Date to the Maturity Date.

         The Interest Determination Date with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date. The Interest Determination Date with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day (as defined below) preceding the related Interest Reset Date. The Interest Determination Date with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the applicable Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of this Note normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

         The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the 10/th/ calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

         Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by
(1)in the case of a Floating Rate Note based on the treasury rate, the actual number of days in the year or (2) in the case of other Floating Rate Notes, 360. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

         Determination of Federal Funds Rate. The "federal funds rate" for any Interest Determination Date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "Federal Funds (Effective)" and/or displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120").

         The following procedures will be followed if the federal funds rate cannot be determined as described above:

         . If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or such other recognized electronic source for the purposes of displaying the applicable rate, under the caption "Federal Funds (Effective)."

         . If the alternate rate described above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of federal funds transactions in New York City, selected by the calculation agent, as of 9:00 A.M., New York City time, on that Interest Determination Date.

     . If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the federal funds rate will be the federal funds rate in effect on that Interest Determination Date.

     Determination of LIBOR. On each Interest Determination Date, the calculation agent will determine LIBOR as follows:

     . If "LIBOR Telerate" is specified on the face of this Note, LIBOR will be the rate for deposits in the LIBOR currency having the Index Maturity described on the face of this Note on the applicable Interest Determination Date, as such rate appears on the designated LIBOR page as of 11:00 A.M., London time, on that Interest Determination Date.

     . If "LIBOR Reuters" is described on the face of this Note, LIBOR will be the average of the offered rates for deposits in the LIBOR currency having the Index Maturity described on the face of this Note on the applicable Interest Determination Date, as such rates appear on the designated LIBOR page of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the designated LIBOR page.

If the face of the Note does not specify "LIBOR Telerate" or LIBOR Reuters," the LIBOR Rate will be LIBOR Telerate. In addition, if the designated LIBOR page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

     On any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable designated LIBOR page, the calculation agent will determine LIBOR as follows:

     . LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR currency having the Index Maturity described on the face of this Note on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.

     . If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the Principal Financial Center selected by the calculation agent at approximately 11:00 A.M., in the Principal Financial Center, on the Interest Determination Date for loans to leading European banks in the LIBOR currency having the Index Maturity designated on the face of this Note on the Interest Determination Date and in a principal amount that is representative for a single transaction in that market at that time. The calculation agent will select the three banks referred to above.

     . If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the Interest Determination Date.

     "Principal Financial Center" means:

     (1) the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the "Principal Financial Center" is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively, or

     (2) the capital city of the country to which the LIBOR currency relates, except that with respect to is United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the "Principal Financial Center" is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

     Determination of Prime Rate. The "prime rate" for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) by 9:00 A.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan."

     The following procedures will be followed if the prime rate cannot be determined as described above:

     . If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the prime rate will be the rate as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan."

     . If that rate information is not provided by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate based on the rates as they appear on the Reuters screen US PRIME 1. If at least one rate, but fewer than four rates appear on the Reuters screen US PRIME 1 on the Interest Determination Date, then the prime rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by four major money center banks in New York City selected by the calculation agent.

     . If fewer than two rates appear on the Reuters screen as US PRIME 1, then the prime rate will be the average of the Prime Rates furnished in New York City by the appropriate number of substitute banks or trust companies (all organized under the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent on the Interest Determination Date.


     . If the banks selected by the calculation agent are not quoting as mentioned above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

     "Reuters screen US PRIME 1" means the display designated as page "US PRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Treasury Rate. The "treasury rate" for any Interest Determination Date is the rate set at the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity described on the face of this Note, as published in H.15(519) by 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" and/or displayed on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57").

     The following procedures will be followed if the treasury rate cannot be determined as described above:

     . If the rate is not published in H.15(519) by 3:00 P.M., New York City time, or displayed on Telerate Page 56 or Telerate Page 57 on the calculation date, the treasury rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury on the calculation date.

     . If the results of the most recent auction of Treasury bills having the Index Maturity described on the face of this Note are not published or announced as described above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the Interest Determination Date, then the calculation agent will determine the treasury rate to be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three leading primary United States government securities dealers, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity described on the face of this Note.

     . If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the treasury rate will remain the treasury rate then in effect on that Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof, and the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

     If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of (premium on, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the

Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices and voting. Transfer of principal (premium, if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal (premium, if any) and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM--    as tenants in common
                  TEN ENT--    as tenants by the entireties
                  JT TEN--     as joint tenants with right of survivorship and
                               not as tenants in common
                  UNIF GIFT MIN ACT--           Custodian
                                   --------------------------------------
                                    (Cust)                     (Minor)

                                Under Uniform Gifts to Minors Act
                                ---------------------------------
                                             (State)

         Additional abbreviations may also be used though not in the above list.

                          _____________________________

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto

                   [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other Identifying Number of Assignee:
____________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________________     _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                           [OPTION TO ELECT REPAYMENT]

     The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
_____________________________________________________________________________

_____________________________________________________________________________.
(Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee (or any duly appointed paying agent) must receive at __________________, or at such other place or places of which the Corporation shall from time to time notify the registered holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face hereof, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the registered holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $l,000 in excess of $__________) of the Notes to be issued to the registered holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_______________________           _____________________________________
                                   NOTICE: The signature on this
DATE: __________________           Option to Elect Repayment must
                                   correspond with the name as
                                   written upon the face of
                                   this Note in every
                                   particular, without
                                   alteration or enlargement
                                   or any change whatever.

                             [RENEWABLE NOTE RIDER]

     The Corporation and the purchaser of this Note have agreed that this Note is a Renewable Note which initially matures on the Stated Maturity Date shown on the face hereof. At each Renewal Date, as specified below, the maturity of this Note will be automatically extended to the corresponding New Maturity Date, as specified below, unless the registered holder of this Note elects to terminate the automatic extension of the maturity of this Note or any portion hereof and delivers a completed Extension Termination Notice to the Trustee (or any duly appointed paying agent) not less than 15 nor more than 30 days prior to the applicable Renewal Date. The Extension Termination Notice may specify all or a portion of the outstanding principal amount of the Note so long as the principal amount of the Note remaining outstanding after repayment is an integral multiple of $1,000. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such maturity be extended beyond the Final Maturity Date set forth below. An election to terminate the automatic extension of the maturity hereof shall be irrevocable and binding on each holder hereof. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.

STATED MATURITY DATE:_________________________________

FINAL MATURITY DATE:__________________________________


                Renewal Date(s)                             New Maturity Date(s)
                ---------------                             --------------------

                                                        [EXTENDIBLE NOTE RIDER]


         The Corporation and the purchaser of this Note have agreed that this
Note is an Extendible Note, whereby the Corporation has the option to extend the maturity of this Note for one or more whole year periods, as set forth below (each, an "Extension Period"), up to but not beyond the Final Maturity Date set forth below, under the terms of this Note as supplemented by this Extendible Note Rider.

               Stated Maturity Date:_______________________________
               Final Maturity Date: ______________________________




            Extension Notice                             Extended
                Due Date                              Maturity Date
                --------                              -------------


     The Corporation may exercise its option with respect hereto by delivery to the Trustee (or any duly appointed paying agent) of notice of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (each, an "Extended Maturity Date"). After such receipt and not later than 40 days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee (or any duly appointed Paying Agent) will mail first class mail, postage prepaid, to the registered holder hereof a notice (the "Extension Notice") relating to such extension period (the "Extension Period") setting forth (i) the election of the Corporation to extend the maturity hereof,
(ii) the new Extended Maturity Date, (iii) the interest rate applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee (or any duly appointed Paying Agent) of an Extension Notice to the registered holder hereof, the maturity hereof shall be extended automatically as set forth in such Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Corporation, at its option, may revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee (or any duly appointed paying agent) to mail notice of such higher interest rate, first class mail, postage prepaid, to the registered holder hereof. Such notice shall be irrevocable. Thereafter, this Note will bear such higher interest rate for the Extension Period.

     If the Corporation elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof by the Corporation on the Maturity Date then in effect at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Maturity Date, the Corporation must receive, at least 15 days but not more than 30 days prior to the Maturity Date then in effect with respect hereto, (i) this Note with the form "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth the name of the registered holder hereof, the principal amount hereof to be repaid, the certificate number, or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the duly completed form entitled "Option to Elect Repayment" attached hereto, will be received by the Trustee (or any duly appointed paying agent) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission, or letter, provided, however, that such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and duly completed form are received by the Trustee (or any duly appointed paying agent) by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after repayment is an integral multiple of $1,000.